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Exhibit 99(a)(4)

PHOENIX TECHNOLOGIES LTD.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

    I previously received a copy of the Offer to Exchange dated December 6, 2001, the memorandum from Human Resources dated December 6, 2001 and an Election Form. I signed and returned the Election Form, in which I elected to accept the offer of Phoenix Technologies Ltd. ("Phoenix") to exchange (the "Offer") some or all of the options issued to me under the Phoenix Technologies Ltd. 1999 Stock Plan. I now wish to change that election and reject Phoenix's Offer to exchange my options. I understand that by signing this Notice and delivering it to Susan Grondahl by 9:00 P.M. Pacific Time on January 4, 2002, I will be able to withdraw my acceptance of the Offer and reject the Offer instead. I have read and understand all the terms and conditions of the Offer, and have read and understand the instructions attached to this Notice.

    I understand that in order to reject the Offer, I must sign, date and deliver this Notice to Susan Grondahl by 9:00 P.M. Pacific Time on January 4, 2002 by hand delivery or by fax to (408) 570-1229 or (408) 570-1440.

    I understand that by rejecting the Offer, I will not receive any New Options pursuant to the Offer and I will keep the Eligible Options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Phoenix and me.

    I understand that I may change this election, and once again accept the Offer, by submitting a new Election Form to Susan Grondahl by 9:00 P.M. Pacific Time on January 4, 2002 by hand delivery or by fax to (408) 570-1229 or (408) 570-1440.

[Signature Page Follows]

    I have signed this Notice and printed my name exactly as it appears on the Election Form. I do not accept the Offer to exchange any Eligible Options granted to me.

EMPLOYEE SIGNATURE	NATIONAL INSURANCE/SOCIAL SECURITY/NATIONAL ID/TAX FILE NUMBER

EMPLOYEE NAME (PLEASE PRINT)	E-MAIL ADDRESS	DATE AND TIME

RETURN TO SUSAN GRONDAHL NO LATER THAN
9:00 P.M. PACIFIC TIME ON JANUARY 4, 2002
VIA FACSIMILE AT (408) 570-1229 OR (408) 570-1440 OR HAND DELIVERY

PHOENIX WILL SEND AN E-MAIL
CONFIRMATION WITHIN 48 HOURS OF RECEIPT
TO THE E-MAIL ADDRESS LISTED ABOVE

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.  Delivery of Notice to Change Election From Accept to Reject.

    A properly completed and executed original of this Notice to Change Election From Accept to Reject (or a facsimile of it), and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Susan Grondahl on or before 9:00 P.M. Pacific Time on January 4, 2002 (the "Expiration Date"). This Notice to Change Election From Accept to Reject and any other documents may be delivered by hand delivery or by facsimile to either of the fax numbers listed on the signature page of this Notice to Change Election From Accept to Reject.

    THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY PHOENIX TECHNOLOGIES LTD. (THE "COMPANY"). YOU MAY HAND DELIVER YOUR NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT TO SUSAN GRONDAHL AT THE COMPANY, OR YOU MAY FAX IT TO HER AT EITHER OF THE NUMBERS LISTED ON THE SIGNATURE PAGE OF THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

    Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer at any time prior to the expiration of the Offer. If the Offer is extended by the Company beyond the Expiration Date, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form, or a fax of the Election Form, with the required information, to the Company while you still have the right to participate in the Offer. .

    IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT. IF YOU WISH TO CHANGE YOUR ELECTION WITH RESPECT ONLY TO A PARTICULAR GRANT OF OPTIONS, YOU SHOULD SUBMIT A NEW ELECTION FORM INSTEAD. To change your election regarding a particular grant of options while continuing to elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information, to the Company following the procedures described in the Instructions to the Election Form before the Expiration Date. If the Offer is extended, the Company must receive the new Election Form before the extended expiration of the Offer. Upon receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form or Notice to Change Election From Accept to Reject will be disregarded and will be considered replaced in full by the new Election Form.

    By signing this Notice to Change Election From Accept to Reject (or a fax of it), you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

2.  Signatures on This Notice to Change Election from Accept to Reject.

    Your signature must correspond with the name as written on the face of the option agreement or agreements. If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and must submit with this Notice to Change Election From Accept to Reject proper evidence satisfactory to the Company of the authority of that person to so act.

3.  Other Information on This Notice to Change Election from Accept to Reject.

    In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

4.  Requests for Assistance or Additional Copies.

    Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice to Change Election From Accept to Reject may be directed to Susan Grondahl at Phoenix Technologies Ltd., 411 East Plumeria Drive, San Jose, California 95134 (telephone: (408) 570-1076).

5.  Irregularities.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Change Election From Accept to Reject that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

    IMPORTANT: THE NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT (OR A FAX COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR BEFORE THE EXPIRATION DATE.

6.  Additional Documents to Read.

    You should be sure to read the Offer to Exchange dated December 6, 2001, all documents referenced in the Offer to Exchange and the memorandum from Human Resources dated December 6, 2001 before deciding to participate in the Offer.

7.  Important Tax Information.

    You should refer to Section 14 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Sections 15 through 21 for a discussion of tax consequences that may apply to you.

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  Exhibit 99(a)(4)
PHOENIX TECHNOLOGIES LTD. OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER